BGC GROUP, INC.	Third Quarter 2026 Results
EXHIBIT 99.1

BGC Group Reports Third Quarter 2026 Financial Results
NEW YORK – November 5, 2026 – BGC Group, Inc. (Nasdaq: BGC) today reported its financial results for the quarter ended September 30, 2026.1

“We delivered record third quarter revenues of $833 million, up 13 percent, led by double-digit growth in ECS, Rates, Foreign Exchange and Equities.[1] This strong growth drove both GAAP and Adjusted Earnings to all-time highs for the third quarter and the first nine months of the year.
In addition to our record financial performance, we continue to develop technology that we believe will shape the future of our markets, from our first fully AI-brokered institutional trade to our prediction markets partnership with Fanatics. In August, FMX listed the full U.S. Treasury futures curve, which drove volumes to new all-time highs in September.
“As we announced earlier this week, JP Aubin will become Vice Chairman and will step down as Co-Chief Executive Officer at year-end. Sean and I look forward to JP helping us drive the growth of BGC in his new role."
— John Abularrage, Co-Chief Executive Officer

SELECT FINANCIAL RESULTS2

Highlights of Consolidated Results (USD millions)	3Q26	3Q25	% Change
Revenues	$832.6	$736.8	13.0%
GAAP income from operations before income taxes	98.1	33.5	192.7%
GAAP net income for fully diluted shares	68.7	26.8	156.7%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	187.5	155.1	20.9%
Post-tax Adjusted Earnings	165.9	141.1	17.5%
Adjusted EBITDA	249.5	167.6	48.9%

Per Share Results	3Q26	3Q25	% Change
GAAP fully diluted earnings per share	$0.14	$0.06	133.3%
Post-tax Adjusted Earnings per share	$0.34	$0.29	17.2%

1 All references herein to “record” and “all-time high” results are to BGC standalone financial results, excluding Newmark prior to the spin-off in November 2018.
2 U.S. Generally Accepted Accounting Principles is referred to as “GAAP.” “GAAP income before income taxes and noncontrolling interest” and “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes” may be used interchangeably with “GAAP pre-tax income” and “pre-tax Adjusted Earnings,” respectively. See the sections of this document including “Timing of Outlook for Certain GAAP and Non-GAAP Items,” “Non-GAAP Financial Measures,” “Adjusted Earnings Defined,” “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS,” “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings,” “Adjusted EBITDA Defined,” “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA,” “Liquidity Analysis,” and “Constant Currency Defined,” including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.

BGC GROUP, INC.	Third Quarter 2026 Results
REVENUES

Consolidated Revenues (USD millions)	3Q26	3Q25	% Change
ECS (“Energy, Commodities, and Shipping”)	$287.1	$241.6	18.8%
Rates	219.6	195.3	12.4%
Foreign Exchange	121.5	106.7	13.9%
Credit	67.4	69.1	(2.5)%
Equities	77.3	60.4	28.0%
Total Brokerage Revenues	$772.8	$673.1	14.8%
Data, Network, and Post-trade	36.1	34.3	5.1%
Data, Network, and Post-trade (excluding kACE)	36.1	29.8	21.2%
Interest and dividend income, Fees from related parties & Other revenues	23.6	29.4	(19.7)%
Total Revenues	$832.6	$736.8	13.0%

BGC generated record third quarter revenues of $832.6 million, up 13.0 percent, reflecting growth across all geographies. EMEA, Americas and APAC grew revenues by 15.7 percent, 12.3 percent and 3.4 percent, respectively.
Total brokerage revenues grew by 14.8 percent in the third quarter of 2026:
–ECS revenues grew by 18.8 percent to $287.1 million, driven by strong growth across shipping, environmental, and crude oil businesses, partially offset by lower refined product volumes.
–Rates revenues increased by 12.4 percent to $219.6 million, reflecting higher volumes across G10 government bonds, inflation products, and emerging market rates.
–Foreign Exchange revenues were up 13.9 percent to $121.5 million, primarily due to strong volume growth in emerging markets, G10 forwards, and Macro Hive.
–Credit revenues decreased by 2.5 percent to $67.4 million, due to lower emerging market and European credit volumes, partially offset by strong CDS activity.
–Equities revenues grew by 28.0 percent to $77.3 million, reflecting strong growth across U.S. and European equities, and private markets. In September, BGC completed its first-ever AI-brokered institutional trade in listed equity derivatives, using autonomous AI-powered systems to manage the trading workflow from price discovery through execution.
Data, Network, and Post-trade revenues increased by 5.1 percent to $36.1 million, driven by Lucera and Fenics Market Data, partially offset by kACE, which BGC sold in the fourth quarter of 2025. Excluding kACE, revenues grew by 21.2 percent.
Interest and dividend income, Fees from related parties and Other revenues decreased by 19.7 percent to $23.6 million, due to the wind-down of a non-core logistics business acquired as part of OTC and lower interest income.

BGC GROUP, INC.	Third Quarter 2026 Results
FENICS3

Fenics Revenues (USD millions)	3Q26	3Q25	% Change
Fenics Markets	$145.1	$134.1	8.1%
Fenics Markets (excluding kACE)	145.1	129.6	11.9%
Fenics Growth Platforms	36.2	25.9	39.8%
Fenics Revenues	$181.3	$160.0	13.3%
Fenics Revenues (excluding kACE)	$181.3	$155.5	16.6%

Total Fenics revenues grew by 13.3 percent to a third quarter record $181.3 million:
Fenics Markets revenues of $145.1 million increased 8.1 percent, driven by higher electronic trading volumes across Rates and Credit, and increased Fenics Market Data revenues. Excluding kACE, Fenics Markets revenues grew by 11.9 percent.
Fenics Growth Platforms generated revenues of $36.2 million, a 39.8 percent increase, primarily driven by FMX, PortfolioMatch, and Lucera.
■FMX revenues increased by more than 35 percent to $30.5 million in the third quarter, driven by Rates, FX and Market Data. FMX revenues are included within both Fenics Growth Platforms and Fenics Markets in the table above.
–FMX UST average daily volume (“ADV”) grew 40 percent year-over-year to a third quarter record of $83.0 billion, more than double the growth rate of U.S. Primary Dealer Treasury volumes.4 FMX UST's third quarter market share was 42 percent, up from 37 percent a year ago.5
–FMX Futures Exchange delivered a record quarter with ADV of more than 80,000 contracts, nearly seven-fold higher than a year ago. Volumes accelerated through the third quarter, reaching an average of 112,000 contracts per day in September, driven by increased client adoption and the listing of the full U.S. Treasury futures curve in August.
–FMX FX ADV increased by 43 percent to $18.7 billion in the third quarter of 2026, driven by spot FX and non-deliverable forwards, resulting in continued market share gains.
■PortfolioMatch ADV grew by 34 percent to a third quarter record of $419 million, outpacing the broader credit market and resulting in another quarter of market share gains.
■Lucera, Fenics’ network business providing critical real-time trading infrastructure to the capital markets, generated record revenues which grew by 28 percent in the third quarter, driven by its foreign exchange and fixed income offerings.

3 FMX revenues are reported within Fenics.
4 Source: Bloomberg BI – Primary Dealer Trading Volumes in US Government Securities.
5 Central limit order book (“CLOB”) market share. Source: Coalition Greenwich.

BGC GROUP, INC.	Third Quarter 2026 Results
EXPENSES AND TAXES6

Consolidated Expenses (USD millions)	3Q26	3Q25	% Change
Compensation and employee benefits under GAAP	$456.0	$400.3	13.9%
Equity-based compensation and allocations of net income to limited partnership units	73.2	74.4	(1.7)%
Non-compensation expenses under GAAP	254.3	230.9	10.1%
Total expenses under GAAP	$783.5	$705.6	11.0%
Compensation and employee benefits for Adjusted Earnings	$442.2	$385.6	14.7%
Non-compensation expenses for Adjusted Earnings	205.0	196.5	4.3%
Total expenses for Adjusted Earnings	$647.2	$582.1	11.2%

Compensation and employee benefits under GAAP and for Adjusted Earnings increased by 13.9 percent and 14.7 percent, respectively, reflecting higher commissionable revenues and product mix during the period.
Non-compensation expenses under GAAP increased by 10.1 percent, primarily driven by a non-cash charge related to the write-off of certain capitalized assets, increased selling and promotion, and commissions and floor brokerage expenses related to higher client activity. Non-compensation expenses for Adjusted Earnings increased by 4.3 percent, primarily driven by increased selling and promotion, and commissions and floor brokerage expenses related to higher client activity.

Taxes (USD millions)	3Q26	3Q25	% Change
GAAP provision for income taxes	$28.0	$7.4	277.2%
Provision for income taxes for Adjusted Earnings	22.9	15.8	45.1%

SHARE COUNT7

Consolidated Share Count (Millions)	3Q26	3Q25	% Change	2Q26	% Change (QoQ)
Fully diluted weighted-average share count under GAAP	476.3	478.5	(0.4)%	479.0	(0.5)%
Fully diluted weighted-average share count for Adjusted Earnings	492.2	494.2	(0.4)%	495.4	(0.6)%
BGC’s fully diluted weighted-average share count for Adjusted Earnings was 492.2 million during the third quarter, 0.6 percent lower compared to the second quarter of 2026 and 0.4 percent lower compared to the third quarter of 2025.

6 For additional information on “Equity-based compensation and allocations of net income to limited partnership units,” please see the section of this document titled “Adjusted Earnings Defined” and the footnotes to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS.”
7 BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

BGC GROUP, INC.	Third Quarter 2026 Results
OUTLOOK

Metric (USD millions)	Guidance	Actual
	4Q 2026	4Q 2025
Revenues	$805 - $865	$756.4
Pre-tax Adjusted Earnings	$178 - $196	$161.3

DIVIDEND

On November 4, 2026, BGC’s Board of Directors declared a quarterly qualified cash dividend of $0.02 per share payable on December 9, 2026 to Class A and Class B common stockholders of record as of November 25, 2026, which is the same date as the ex-dividend date.

INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION

An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcg.com. Additional details on overall Fenics revenues are available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcg.com. The earnings presentation and Excel tables contain the results discussed in this document as well as other useful information that may not be contained herein.

CONFERENCE CALL

BGC will hold a conference call on the date of this release starting at 10:00 a.m. ET. A live webcast of the call will be accessible at http://ir.bgcg.com. Alternatively, interested parties can access the call by dialing +1 877-407-0312 (U.S.) or +1 201-389-0899 (international) and will be connected by an operator. After the conference call, an archived recording will be available at http://ir.bgcg.com.

BGC GROUP, INC.	Third Quarter 2026 Results
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$822,058	$851,502
Cash segregated under regulatory requirements	22,626	22,171
Financial instruments owned, at fair value	95,288	127,614
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,686,439	468,035
Accrued commissions and other receivables, net	594,419	482,013
Loans, forgivable loans and other receivables from employees and partners, net	505,637	436,082
Fixed assets, net	185,778	182,080
Investments	64,618	37,765
Goodwill	646,713	648,616
Other intangible assets, net	401,008	427,950
Receivables from related parties	2,497	5,006
Other assets	729,312	723,155
Total assets	$5,756,393	$4,411,989

Liabilities and Equity
Short-term borrowings from related parties	$—	$20,000
Accrued compensation	349,431	364,016
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,496,689	306,364
Payables to related parties	63,561	28,599
Accounts payable, accrued and other liabilities	815,193	771,963
Notes payable and other borrowings	1,775,223	1,775,705
Total liabilities	4,500,097	3,266,647

Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,500,000,000 shares authorized at both
September 30, 2026 and December 31, 2025; 460,429,612 and 444,920,841 shares issued at
September 30, 2026 and December 31, 2025, respectively; and 358,335,439 and 363,175,091
shares outstanding at September 30, 2026 and December 31, 2025, respectively	4,605	4,449
Class B common stock, par value $0.01 per share; 300,000,000 shares authorized at both
September 30, 2026 and December 31, 2025; 109,452,953 shares issued and outstanding at both
September 30, 2026 and December 31, 2025, convertible into Class A common stock	1,095	1,095
Additional paid-in capital	2,684,822	2,532,497
Treasury stock, at cost: 102,094,173 and 81,745,750 shares of Class A common stock at
September 30, 2026 and December 31, 2025, respectively	(851,867)	(614,526)
Retained deficit	(711,367)	(910,391)
Accumulated other comprehensive income (loss)	(38,850)	(40,641)
Total stockholders’ equity	1,088,438	972,483
Noncontrolling interest in subsidiaries	167,858	172,859
Total equity	1,256,296	1,145,342
Total liabilities and equity	$5,756,393	$4,411,989

BGC GROUP, INC.	Third Quarter 2026 Results
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues:	2026	2025	2026	2025
Commissions	$660,634	$573,159	$2,062,740	$1,667,366
Principal transactions	112,210	99,951	377,359	336,432
Total brokerage revenues	772,844	673,110	2,440,099	2,003,798

Fees from related parties	5,193	4,453	14,982	14,116
Data, network and post-trade	36,108	34,349	107,253	102,311
Interest and dividend income	11,819	14,039	49,111	40,936
Other revenues	6,595	10,898	22,140	23,932
Total revenues	832,559	736,849	2,633,585	2,185,093

Expenses:
Compensation and employee benefits	455,997	400,262	1,443,282	1,158,373
Equity-based compensation and allocations of net
income to limited partnership units	73,182	74,447	232,180	233,696
Total compensation and employee benefits	529,179	474,709	1,675,462	1,392,069
Occupancy and equipment	70,749	47,614	165,752	136,661
Fees to related parties	9,783	9,346	27,577	28,105
Professional and consulting fees	17,748	18,303	51,934	49,768
Communications	35,837	35,628	112,738	100,916
Selling and promotion	33,827	26,461	100,406	74,712
Commissions and floor brokerage	20,311	17,340	62,401	51,522
Interest expense	32,482	33,823	97,733	92,278
Other expenses	33,591	42,384	110,129	77,785
Total non-compensation expenses	254,328	230,899	728,670	611,747
Total expenses	783,507	705,608	2,404,132	2,003,816

Other income (losses), net:
Gain on divestiture and sale of investments	34,964	—	54,964	—
Gains (losses) on equity method investments	2,457	2,290	12,769	7,027
Other income (loss)	11,578	(35)	15,255	448
Total other income (losses), net	48,999	2,255	82,988	7,475

Income (loss) from operations before income taxes	98,051	33,496	312,441	188,752

Provision (benefit) for income taxes	28,041	7,434	90,130	53,046
Consolidated net income (loss)	$70,010	$26,062	$222,311	$135,706

Less: Net income (loss) attributable to noncontrolling
interest in subsidiaries	(1,281)	(1,820)	(5,615)	(4,885)

Net income (loss) available to common stockholders	$71,291	$27,882	$227,926	$140,591

Per share data:
Basic earnings (loss) per share
Net income (loss) attributable to common stockholders	$68,711	$26,768	$218,949	$134,699
Basic earnings (loss) per share	$0.15	$0.06	$0.46	$0.28
Basic weighted-average shares of common stock outstanding	472,709	474,642	474,152	477,965

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$68,729	$26,774	$219,016	$134,747
Fully diluted earnings (loss) per share	$0.14	$0.06	$0.46	$0.28
Fully diluted weighted-average shares of common stock outstanding	476,334	478,480	478,162	482,862

BGC GROUP, INC.	Third Quarter 2026 Results
Non-GAAP Financial Measures
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; “Liquidity”; and “Constant Currency”. The definitions of these terms are below.
In the first quarter of 2026, the Company clarified certain language in the definitions of certain non-GAAP financial measures that related to equity-based compensation and were administrative in nature. These updates did not impact calculation or comparability.

Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflects the operating earnings generated by the Company on a consolidated basis and is one of the financial metrics that management considers when managing its business.
As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the underlying operating performance of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.

Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA
Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:
▪Charges related to amortization of restricted stock units (“RSUs”) and restricted stock awards;
▪Charges related to issuance of shares of BGC’s Class A common stock;
▪Charges with respect to BGC RSU tax accounts and any remaining Newmark Holdings, L.P. (“Newmark Holdings”) preferred units held by BGC employees. RSU tax accounts were granted in connection with the grant of RSUs. Preferred units were granted in connection with the grant of certain limited partnership units that may be granted exchangeability for or redeemed in connection with the grant of shares of Newmark Group, Inc. (“Newmark Group”) Class A common stock. The RSU tax accounts and preferred units were granted at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes;
▪Charges related to Newmark Holdings limited partnership interests held by BGC employees that are granted exchangeability into shares of Newmark Group Class A common stock or redeemed in connection with the grant of Newmark Group Class A common stock;
▪Charges related to any other equity-based awards;
▪Allocations of the net income of Newmark Holdings to Newmark Holdings limited partnership units held by BGC employees. Such allocations represent the pro-rata portion of Newmark Holdings’ post-tax GAAP earnings available to such unit holders; and
▪Charges related to dividend equivalents earned on RSUs and any preferred returns on RSU tax accounts.
The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”
Virtually all of BGC’s key executives and producers have equity stakes in the Company and its subsidiaries and generally receive deferred equity as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues RSUs, restricted stock and Class A common stock, to provide liquidity to its

BGC GROUP, INC.	Third Quarter 2026 Results
employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.
Compensation charges are also adjusted for certain other cash and non-cash items.

Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans, and certain loan forgiveness as a result of broad-based alterations to the Company’s employee loan arrangements.

Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:
▪Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
▪Acquisition related costs;
▪Non-cash GAAP asset impairment charges;
▪Resolutions of litigation, disputes, investigations, or enforcement matters that are generally non-recurring, exceptional, or unusual, or similar items that management believes do not best reflect BGC’s underlying operating performance, including related unaffiliated third-party professional fees and expenses; and
▪Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for professional fees and expenses, exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangible assets created from acquisitions.

Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude gains from litigation resolution and certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:
▪Gains or losses on divestitures;
▪Fair value adjustment of investments;
▪Certain other GAAP items, including gains or losses related to BGC’s investments accounted for under the equity method; and
▪Any unusual, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.
The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.
To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of Newmark Holdings units held by BGC employees between the dates of grants of exchangeability by Newmark Group and the date of actual unit exchange; changes in the value of RSUs and/or restricted

BGC GROUP, INC.	Third Quarter 2026 Results
stock awards between the date of grant and the date the award vests; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.
After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.
Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.
BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100% of earnings were taxed at global corporate rates.

Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share is calculated as pre- and post-tax Adjusted Earnings divided by the fully diluted weighted-average number of shares outstanding of BGC Class A common stock and BGC Class B common stock for the applicable period. The fully diluted weighted-average share count includes the effect of potentially dilutive securities determined using the treasury stock method, as well as the weighted-average number of contingent shares.
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume that:
▪The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive;
▪The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax, when the impact would be anti-dilutive;
▪Any RSU tax accounts and preferred units are not included in the Company’s fully diluted share count because they are not convertible into shares of the Company’s common stock; and
▪Certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends are excluded from the fully diluted share count.
Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors. The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings” in the Company’s most recent financial results press release.

Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations.
Management uses Adjusted Earnings and other financial metrics in part to help it evaluate, among other things, the overall performance of the Company’s business and to make decisions with respect to the Company’s operations. The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.

BGC GROUP, INC.	Third Quarter 2026 Results
For more information regarding Adjusted Earnings, see the sections of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:
▪Provision (benefit) for income taxes;
▪Net income (loss) attributable to noncontrolling interest in subsidiaries;
▪Interest expense;
▪Fixed asset depreciation and intangible asset amortization;
▪Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units;
▪Impairment of long-lived assets;
▪(Gains) losses on equity method investments; and
▪Certain other non-cash GAAP items, such as non-cash charges of amortized rents.
The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure and other financial metrics to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.
Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.
For more information regarding Adjusted EBITDA, see the section of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:
▪Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
▪Unusual, non-ordinary, or non-recurring items;
▪The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
▪Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
▪Acquisitions, dispositions, and/or resolutions of litigation, disputes, investigations, or enforcement matters, or similar items, which are fluid and unpredictable in nature.

BGC GROUP, INC.	Third Quarter 2026 Results
Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), financial instruments owned, at fair value, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.
For more information regarding Liquidity, see the section of this document and/or in the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Constant Currency Defined
BGC generates a significant amount of its revenues in non-U.S. dollar denominated currencies, particularly in the euro and pound sterling. In order to present a better comparison of the Company’s revenues during the period, which exhibited highly volatile foreign exchange movements, BGC provides revenues year-over-year comparisons on a “Constant Currency” basis. BGC uses a Constant Currency financial metric to provide a better comparison of the Company’s underlying operating performance by eliminating the impacts of foreign currency fluctuations between comparative periods. Since BGC’s consolidated financial statements are presented in U.S. dollars, fluctuations in non-U.S. dollar denominated currencies have an impact on the Company’s GAAP results. The Company’s Constant Currency metric, which is a non-GAAP financial measure, assumes the foreign exchange rates used to determine the Company’s comparative prior period revenues, apply to the current period revenues. Constant Currency revenue percentage change is calculated by determining the change in current quarter non-GAAP Constant Currency revenues over prior period revenues. Non-GAAP Constant Currency revenues are total revenues excluding the effect of foreign exchange rate movements and are calculated by remeasuring and/or translating current quarter revenues using prior period exchange rates. BGC presents certain non-GAAP Constant Currency percentage changes in Constant Currency revenues as a supplementary measure because it facilitates the comparison of the Company’s core operating results. This information should be considered in addition to, and not as a substitute for, results reported in accordance with GAAP.

BGC GROUP, INC.	Third Quarter 2026 Results
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q3 2026	Q3 2025

GAAP income (loss) from operations before income taxes	$98,051	$33,496

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation and allocations of net income to limited partnership units (1)	73,182	74,447
Other Compensation charges (2)	13,836	14,694
Total Compensation adjustments	87,018	89,141

Non-Compensation adjustments:
Amortization of intangibles (3)	9,884	10,349
Impairment charges (4)	22,552	65
Other (5)	16,857	23,968
Total Non-Compensation adjustments	49,293	34,382

Other income (losses), net adjustments:
Losses (gains) on divestitures (6)	(34,964)	—
Fair value adjustment of investments (7)	(10,137)	110
Other net (gains) losses (8)	(1,759)	(2,027)
Total other income (losses), net adjustments	(46,860)	(1,917)

Total pre-tax adjustments	89,451	121,606

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	$187,502	$155,102

GAAP net income (loss) available to common stockholders	$71,291	$27,882
Total pre-tax adjustments (from above)	89,451	121,606
Income tax adjustment to reflect adjusted earnings taxes (9)	5,130	(8,358)
Post-tax adjusted earnings	$165,872	$141,130

Per Share Data
GAAP fully diluted earnings (loss) per share	$0.14	$0.06
Total pre-tax adjustments (from above)	0.18	0.25
Income tax adjustment to reflect adjusted earnings taxes	0.02	(0.02)
Post-tax adjusted earnings per share	$0.34	$0.29

Fully diluted weighted-average shares of common stock outstanding	492,213	494,248

Dividends declared per share of common stock	$0.02	$0.02
Dividends declared and paid per share of common stock	$0.02	$0.02
Please see footnotes to this table on the next page.

BGC GROUP, INC.	Third Quarter 2026 Results

1.	The components of equity-based compensation and allocations of net income to limited partnership units are as follows (in thousands):

		Q3 2026	Q3 2025
	Issuance of common stock and grants of exchangeability	$29,139	$37,239
	Allocations of net income and dividend equivalents	229	588
	RSU, RSU Tax Account, and restricted stock amortization	43,814	36,620
	Equity-based compensation and allocations of net income to limited partnership units	$73,182	$74,447

2.
GAAP expenses in the third quarter of 2026 included certain other compensation-related adjustments, including charges incurred as part of the cost reduction program of $9.9 million, as well as certain acquisition-related expenses.

3.	Primarily included non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.

4.	The third quarter of 2026 included a non-cash impairment charge of $22.6 million related to certain long-lived assets.

5.
GAAP expenses in the third quarter of 2026 and 2025 included September 11th Charity Day contributions of $14.5 million and $11.6 million, respectively, and resolutions of litigation and other matters, including their related professional fees, as well as certain other professional fees, of $2.5 million and $11.8 million, respectively. GAAP expenses in the third quarter of 2025 also included $0.6 million of non-cash charges incurred by the Company for exiting leases. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to certain non-recurring or unusual gains or losses, as well as resolutions of litigation.

6.	The third quarter of 2026 included a gain of $35.0 million associated with the sale of Water Street Labs, LLC and CX Clearinghouse L.P. to Fanatics.

7.	The third quarter of 2026 and 2025 included a non-cash gain of $10.1 million and a non-cash loss of $0.1 million, respectively, related to fair value adjustments of investments held by BGC.

8.
The third quarter of 2026 and 2025 included non-cash gains of $2.5 million and $2.3 million, respectively, related to BGC’s investments accounted for under the equity method. The third quarter of 2026 and 2025 also included net losses of $0.7 million and $0.4 million, respectively, related to other recoveries and various other GAAP items.

9.
BGC’s GAAP provision (benefit) for income taxes is calculated based on an annualized methodology. The Company’s GAAP provision (benefit) for income taxes was $28.0 million and $7.4 million for the third quarter of 2026 and 2025, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted by $5.1 million and ($8.4) million for the third quarter of 2026 and 2025, respectively. As a result, the provision (benefit) for income taxes with respect to Adjusted Earnings was $22.9 million and $15.8 million for the third quarter of 2026 and 2025, respectively.

Note: Certain totals may not add due to rounding.

BGC GROUP, INC.	Third Quarter 2026 Results
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q3 2026	Q3 2025
Common stock outstanding	472,709	474,642
Other (1)	3,625	3,838
Fully diluted weighted-average share count under GAAP	476,334	478,480

Non-GAAP Adjustments:
RSUs	15,733	15,630
Restricted Stock	146	138
Fully diluted weighted-average share count for Adjusted Earnings	492,213	494,248
1. Primarily consists of contracts to issue shares of BGC common stock.
Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	September 30, 2026	December 31, 2025
Cash and cash equivalents	$822,058	$851,502
Financial instruments owned, at fair value	95,288	127,614
Total Liquidity	$917,346	$979,116

RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q3 2026	Q3 2025
GAAP net income (loss) available to common stockholders	$71,291	$27,882
Add back:
Provision for income taxes	28,041	7,434
Net income (loss) attributable to noncontrolling interest in subsidiaries	(1,281)	(1,820)
Interest expense	32,482	33,823
Fixed asset depreciation and intangible asset amortization	25,719	27,441
Impairment of long-lived assets (1)	22,552	65
Equity-based compensation and allocations of net income to limited partnership units (2)	73,182	74,447
(Gains) losses on equity method investments (3)	(2,457)	(2,290)
Other non-cash GAAP expenses (4)	—	612
Adjusted EBITDA	$249,529	$167,594
1.The third quarter of 2026 included a non-cash impairment charge of $22.6 million related to certain long-lived assets.
2.Represents BGC employees’ pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.
3.The third quarter of 2026 and 2025 included non-cash gains of $2.5 million and $2.3 million, respectively, related to BGC’s investments accounted for under the equity method.
4.The third quarter of 2025 included $0.6 million of non-cash charges incurred by the Company for exiting leases.

BGC GROUP, INC.	Third Quarter 2026 Results
CONSOLIDATED REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	3Q26	3Q25	% Change	Constant Currency % Change
ECS (“Energy, Commodities, and Shipping”)	$287	$242	18.8%	18.9%
Rates	220	195	12.4%	12.6%
Foreign Exchange	121	107	13.9%	13.5%
Credit	67	69	(2.5)%	(2.2)%
Equities	77	60	28.0%	28.8%
Total Brokerage Revenues	$773	$673	14.8%	15.0%
Data, Network, and Post-trade	36	34	5.1%	5.1%
Interest and dividend income, Fees from related parties & Other revenues	24	29	(19.7)%	(20.1)%
Total Revenues	$833	$737	13.0%	13.1%

FENICS REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	3Q26	3Q25	% Change	Constant Currency % Change
Fenics Markets	$145	$134	8.1%	8.7%
Fenics Growth Platforms	36	26	39.8%	39.8%
Fenics Revenues	$181	$160	13.3%	13.7%

BGC GROUP, INC.	Third Quarter 2026 Results
Other Items of Note
Unless otherwise stated, all results provided in this document compare the third quarter of 2026 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain totals and percentage changes listed throughout this document may not sum due to rounding.

About BGC Group, Inc.
BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.
BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.
For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Investor Contact:
Jason Chryssicas
BGCIR@bgcg.com
+1 212-610-2426

Media Contact:
Danielle Popper
Press@bgcg.com
+1 212-610-2419